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[DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dynamex Inc. on Form S-8 of our report dated September 20, 1996, except for
Note 13(b)(ii), as to which the date is October 1, 1996 on the consolidated financial statements of Dynamex Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Dynamex Inc. for the year ended July 31, 1996 and in the Registration Statement on Form S-1 of Dynamex Inc. dated November 12, 1996 and our reports dated (i) March 8, 1996 on the consolidated financial statements of K.H.B. & Associates Ltd.; (ii) May 22, 1996 on the consolidated financial statements of Southbank Courier, Inc.; (iii) March 29, 1996 on the consolidated financial statements of Action Deliver and Messenger Service Limited; and (iv) April 5, 1996 on the combined financial statements of Seko Enterprises, Inc. and Related Companies, appearing in the Registration Statement on Form S-1 of Dynamex Inc. dated November 12, 1996.



/s/ Deloitte & Touche


Toronto, Ontario

January 9, 1997